THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR (B) A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

XTI AIRCRAFT COMPANY

REPLACEMENT WARRANT TO PURCHASE COMMON STOCK

Dated as of December 16, 2022

1.    Background. XTI Aircraft Company, a Delaware corporation (the “Company”) previously granted [__________] a warrant to purchase 460,000 shares of common stock. Pursuant to Section 10 of the original warrant agreement, [____] notified the Company of its election to transfer the warrants to certain of its affiliates, including __________ and the Company consents to such transfer. To give effect to [____]’s requested transfers, the Company has issued Replacement Warrants to such affiliates.
2.Warrant Shares. This Replacement Warrant represents the right of __________ (the “Holder”) to purchase ________ shares (the “Warrant Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) at the exercise price set forth in Section 4 below, and subject to adjustment from time to time as set forth herein.
3.Exercise Period. The right to exercise this Warrant expires on May 4, 2028 (the “Expiration Date”).
4.Exercise Price. The exercise price (“Exercise Price”) of this Warrant is $0.01 per Warrant Share, subject to adjustment from time to time as set forth herein.
5.Other Adjustments.
(a)    Adjustment for Change in Common Stock. If the Corporation (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (B) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares, or (C) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares (each, an “Adjustment Event”), the number of Warrant Shares issuable hereunder immediately prior to such Adjustment Event shall be proportionately adjusted so that the Holder will receive, upon exercise, the aggregate number and kind of shares of capital stock of the Corporation which it would have owned immediately following such Adjustment Event if the Holder had exercised this Warrant immediately prior to such Adjustment Event. The Exercise Price shall also be proportionately adjusted such that the aggregate Exercise Price for all the Warrant Shares issuable hereunder remains unchanged following such Adjustment Event.
The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination

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or reclassification, and the adjustment shall be made successively whenever any Adjustment Event occurs.
(b)    Adjustment for Reorganization. If the Corporation consolidates or merges with or into another person or entity, or sells all or substantially all of its assets or stock or enters into any other similar transaction, liquidation, recapitalization or reorganization (any such action, a “Reorganization”), there shall thereafter be deliverable, upon exercise of this Warrant and payment of a proportionately adjusted Exercise Price (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon exercise of this Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization.
6.Representations and Warranties of Holder. With respect to this Warrant, the Holder represents and warrants to the Corporation as follows:
(a)    Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of the Corporation; it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning the Corporation, its business and services, its officers and its personnel; the officers of the Corporation have made available to Holder any and all written information it has requested; the officers of the Corporation have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by the Corporation; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Corporation and it is able to bear the economic risk of that investment.
(b)    Investment. It is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that this Warrant and the shares of Common Stock issuable upon exercise thereof have not been registered under the Securities Act, nor qualified under applicable state securities laws.
(c)    Rule 144. It acknowledges that this Warrant and the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act.
(d)    Accredited Investor. It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.
7.Representations of the Corporation. The Corporation hereby represents, warrants and agrees as follows:
(a)Corporate Power. The Corporation has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.
(b)Authorization. All corporate action on the part of the Corporation, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Corporation of this Warrant has been taken. This Warrant is a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) subject to general principles of equity.
(c)Offering. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 6 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Warrant Shares will be, exempt from the registration requirements of the Securities Act, and are exempt from the

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qualification requirements of any applicable state securities laws; and neither the Corporation nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.
(d)Availability of Shares. The Corporation will reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Corporation as will be sufficient to permit the exercise in full of this Warrant. Upon issuance, each of the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.
(e)Listing; Stock Issuance. The Corporation shall secure and maintain the listing of the Warrant Shares upon each securities exchange or over-the-counter market upon which securities of the same class or series issued by the Corporation are listed, if any. Upon exercise of this Warrant, the Corporation will use its best efforts to cause stock certificates representing the shares of Common Stock purchased pursuant to the exercise to be issued in the names of Holder, its nominees or assignees, as appropriate at the time of such exercise.
8.No Voting Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation not granted herein. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.
9.Exercise Procedure.
(a)    To exercise this Warrant, the Holder must deliver to the principal office of the Corporation (prior to the Expiration Date) this Warrant, the subscription substantially in the form of Exhibit A attached hereto, and the Exercise Price. The Holder may deliver the Exercise Price by any of the following methods, at its option: (i) in legal tender, (ii) by bank cashier's or certified check, (iii) by wire transfer to an account designated by the Corporation, or (iv) in accordance with Section 9.Upon exercise, the Corporation, at its sole expense (including the payment of any documentary, stamp, issue or transfer taxes), will issue and deliver to Holder, within 10 days after the date on which the Holder exercises this Warrant, certificates for the Warrant Shares purchased hereunder. The Warrant Shares shall be deemed issued, and the Holder deemed the holder of record of such Warrant Shares, as of the opening of business on the date on which the Holder exercises this Warrant.
(b) In the event this Warrant is partially exercised, the Corporation shall issue and deliver to the Holder, within 10 days after the date of exercise, a new Warrant of like tenor to purchase that number of Warrant Shares with respect to which such partial exercise did not apply.
10.Cashless Payment.
(a)Right to Convert. In lieu of paying the applicable Exercise Price by legal tender, check, or wire transfer, the Holder may elect to convert this Warrant and receive that number of Warrant Shares equal to the quotient obtained by dividing:
[(A-B)(X)] by (A), where:
A    =    the Conversion Value (as defined below) of a share of Common Stock on the date of exercise;
B    =    the Exercise Price for a share of Common Stock;
X    =    the number of Warrant Shares (equal to or less than the number of Warrant Shares then issuable hereunder) as to which this Warrant is being converted.

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(b)Conversion Value. For purposes of this Section, the Conversion Value of a share of Common Stock means:
(i)if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on any such exchange, then the average of the last reported sale price of the Common Stock for the five trading days prior to the date of exercise of this Warrant (or the average closing bid and asked prices for each such day if no such sale is made on such day);

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(ii)if clause (i) does not apply, and if the prices are reported by the OTC Markets Group, Inc. or any successor thereto, then the average of the means of the last reported bid and asked prices reported for the five trading days prior to the date of exercise of this Warrant; and
(iii)in all other cases, the per share value as determined by the Board of Directors of the Corporation in good faith.
11.Securities Laws. Neither the sale of this Warrant nor the issuance of any of the Warrant Shares upon exercise of this Warrant have been registered under the Act or under the securities laws of any state. The issuance of the Warrant Shares upon exercise of this Warrant shall be subject to compliance with all applicable Federal and state securities laws. Until the Warrant Shares have been registered under the Act and registered and qualified under the securities laws of any state in question, the Corporation shall cause each certificate evidencing any Warrant Shares to bear the following legend and such other legends as may be required by applicable law:
THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR (B) A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
Before any proposed sale, pledge, or transfer of any Warrant Shares, unless there is in effect a registration statement under the Act covering the proposed transaction, the Holder thereof shall give notice to the Corporation of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Corporation, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel reasonably satisfactory to the Corporation, addressed to the Corporation, to the effect that the proposed transaction may be effected without registration under the Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Warrant Shares without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Corporation to the effect that the proposed sale, pledge, or transfer of the Warrant Shares may be effected without registration under the Act, whereupon the Holder of such Warrant Shares shall be entitled to sell, pledge, or transfer such Warrant Shares in accordance with the terms of the notice given by the Holder to the Corporation. Notwithstanding anything herein to the contrary, the Corporation shall not require Holder to provide an opinion of counsel or “no action” letter in the event of a transfer to any affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Corporation shall also not require an opinion of counsel or “no action” letter if there is no material question as to the availability of Rule 144 promulgated under the Act.

12.Information Rights. The Corporation will, at all reasonable times during the Corporation’s normal business hours and upon reasonable notice and as often as the Holder shall reasonably request, permit any authorized representative designated by the Holder to visit and inspect any of its properties, including, without limitation, its books and records (and to make copies and extracts therefrom), and to discuss their affairs, finances and accounts with their officers, for the purposes of monitoring the Holder’s investment in the Corporation; provided, however, that the Holder and each representative thereof shall be bound by the confidentiality provisions of the Letter Agreement with respect to any information obtained in connection

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with the rights set forth herein; and provided, further, that Holder and each representative thereof shall use its best efforts not to interfere with the operations of the Corporation in connection with its implementation of this provision. In addition, the Corporation will provide the Holder with such quarterly and annual financial statements and reports as it makes available to the holders of its Preferred Stock whenever such materials are provided to such holders.
13.Transfer. The Corporation will register this Warrant on its books and keep such books at its offices. To effect a transfer permitted by Section 12 hereof, the Holder must present (either in person, or by duly authorized attorney) written notice in form and substance reasonably satisfactory to the Corporation. To prevent a transfer in violation of Section 12, the Corporation may issue appropriate stop orders to its transfer agent.
14.Replacement of Warrant. If the Holder provides evidence that this Warrant or any certificate or certificates representing the Warrant Shares have been lost, stolen, destroyed or mutilated, the Corporation (at the request and expense of the Holder) will issue a replacement warrant upon reasonably satisfactory indemnification by the Holder (if required by the Corporation).
15.Governing Law. The internal laws of the State of Delaware (other than its conflicts of law rules) govern this Warrant.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered on its behalf by the officer whose signature appears below, as of the date first written above.

XTI AIRCRAFT COMPANY

By:

Name:
Title:

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EXHIBIT A
Irrevocable Subscription

To:
______The undersigned hereby elects to exercise its right under the attached Warrant by purchasing         shares of the Common Stock of XTI Aircraft Company, a corporation organized under the laws of the State of Delaware, and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of:

(Name)

(Address)

(Taxpayer Number)

and delivered to:

(Name)

(Address)

□PAYMENT EXERCISE: The aggregate Exercise Price of $     per share is enclosed. or
□CASHLESS EXERCISE: In lieu of payment of the aggregate Exercise Price hereof, the attached Warrant is being exercised in accordance with Section 9 thereof.

Date:

Signed:          (Name of Holder, Please Print)

(Address)

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                (Signature)

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